UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): FEBRUARY 14, 2007

                              ALPHA INNOTECH CORP.
             (Exact name of registrant as specified in its charter)

          DELAWARE                   1-14257                     58-1729436
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)


          2401 MERCED STREET, SAN LEANDRO, CALIFORNIA              94577
            (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (510) 483-9620

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;  ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On February 14, 2007, the Board of Directors of Alpha Innotech Corp. (the "Company") approved a broad based grant of restricted stock and stock options to its employees, including a grant to Ron Bissinger, the Company's Chief Executive Officer and Chief Financial Officer.

         Mr. Bissinger received a restricted stock award of 180,000 shares of the Company's Common Stock, such award to vest over a three-year period with 1/3 of the shares vesting one year from February 14, 2007, and at a rate of 1/36th of the shares per month for the remaining 24 months, for so long as Mr. Bissinger continues to be employed by the Company. Additionally, Mr. Bissinger received an option to purchase 45,000 shares of Common Stock with the exercise price of $0.90 per share, such option to vest over a four-year period with 25% of the shares vesting one year from February 14, 2007, and at a rate of 1/48th of the shares per month for the remaining 36 months, for so long as Mr. Bissinger continues to be employed by the Company.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ALPHA INNOTECH CORP.



Date:    February 15, 2007           By: /S/ RON BISSINGER
                                        ----------------------------------
                                         Ron Bissinger
                                         Chief Executive Officer and Chief
                                         Financial Officer


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